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                                                                     EXHIBIT 3.1


                         ASHFORD HOSPITALITY TRUST, INC.
                      ARTICLES OF AMENDMENT AND RESTATEMENT

         FIRST: ASHFORD HOSPITALITY TRUST, INC., a Maryland corporation (the "Corporation"), desires to amend and restate its Charter (the "Charter") as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended:

                                    ARTICLE I
                                    FORMATION

         The Corporation is a corporation under the Maryland General Corporation Law ("MGCL").

                                   ARTICLE II
                                  NAME AND LIFE

         Section 1. NAME. The name of the Corporation is Ashford Hospitality Trust, Inc.

         Section 2. LIFE. The Corporation shall have a perpetual existence.

                                   ARTICLE III
                                    PURPOSES

         The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust (a "REIT") under Section 856 through 860 of the Internal Revenue Code of 1986, as amended or any successor statute (the "Code")) for which corporations may be organized under the MGCL as now or hereafter in force.

                                   ARTICLE IV
                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The address of the principal office of the Corporation within the State of Maryland, is 300 E. Lombard Street, Baltimore, Maryland 21202. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. The name of the resident agent of the Corporation within the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, and the address of such agent is 300 E. Lombard Street, Baltimore, Maryland 21202.

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                                    ARTICLE V
                                      STOCK

         Section 1. NUMBER OF AUTHORIZED SHARES. The Corporation is authorized to issue an aggregate of 250,000,000 shares of stock (the "Capital Stock"), consisting of (a) 200,000,000 shares of common stock, $0.001 par value per share (the "Common Stock") and (b) 50,000,000 shares of preferred stock, $0.001 par value per share (the "Preferred Stock"). The aggregate par value of all of the shares of all of the classes of stock of the Corporation is $250,000. The Board of Directors by resolution may classify or reclassify any unissued shares of the Common Stock or the Preferred Stock by setting or changing in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares.

         Section 2. COMMON STOCK. Subject to the rights of the holders of the Preferred Stock, if any, and any other class of stock hereinafter created by the
Corporation:

                  (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

                  (b) distributions may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of distributions, but only when, as, and if, authorized by the Board of Directors; and

                  (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

         Section 3. PREFERRED STOCK. Prior to issuance of any shares of Preferred Stock, the Board of Directors by resolution shall:

                  (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation;

                  (b) specify the number of shares to be included in the class or series;

                  (c) establish, subject to the provisions of Article VI and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions (including, without limitation, restrictions on transferability), limitations as to distributions, qualifications and terms and conditions of redemption for each class or series; and

                  (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland containing a description of the stock as set or changed by the Board of Directors.

         Section 4. AUTHORIZATION BY BOARD OF STOCK ISSUANCE. Except as otherwise specifically provided herein, the Board of Directors may:

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                  (a) authorize the issuance from time to time of shares of
         stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend);

                  (b) classify or reclassify any unissued shares of stock from time to time in one or mores classes or series of stock; and

                  (c) set or change the preferences, conversion or other rights, voting powers, restrictions (including without limitation, restrictions on transferability), limitations as to distributions, qualifications, or terms or conditions of redemption of any series of Preferred Stock, subject to such restrictions or limitations, if any, as may be set forth in the Charter, the Bylaws of the Corporation (the "Bylaws") or as may otherwise be provided by contract.

         Section 5. FRACTIONAL SHARES OF STOCK. The Corporation may, without the consent or approval of any stockholder, issue fractional shares of capital stock.

         Section 6. CHARTER AND BYLAWS. All persons who shall acquire capital stock of the Corporation shall acquire the same subject to the provisions of this Charter and the Bylaws, as this Charter and the Bylaws may be amended from time-to-time.

                                   ARTICLE VI
                    RESTRICTION ON TRANSFER AND OWNERSHIP OF
                             SHARES OF CAPITAL STOCK

         Section 1. DEFINITIONS. For the purpose of this Article VI, the following terms shall have the following meanings:

         Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of shares of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include (in addition to direct ownership and indirect ownership through a nominee or similar arrangement) interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

         Benefit Plan Investor. The term "Benefit Plan Investor" shall have the meaning provided in 29 C.F.R. Section 2510.3-101(f)(2), or any successor regulation thereto.

         Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

         Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to
Section 3.7 of this Article VI, provided that each such organization must be described in Sections 501(c)(3), 170(b)(1)(A)

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(other than clause (vii) or (viii) thereof) and 170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 2.1(b)(i) and Section 3.1 of this Article VI.

         Charitable Trustee. The term "Charitable Trustee" shall mean the Person, unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation from time to time to serve as trustee of the Charitable Trust.

         Closing Price. The "Closing Price" on any date shall mean the last sale price on such date for such shares of Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Capital Stock, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such shares of Capital Stock are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Capital Stock are listed or admitted to trading or, if such shares of Capital Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices, in the over-the-counter market, as reported by the NASDAQ Stock Market or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares of Capital Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Capital Stock, the fair market value of such shares, as determined in good faith by the Board of Directors; provided, if the date for which such determination is to be made is a day that the NYSE is not open for trading, such determination shall be made for the most recent day for which the NYSE was open for trading.

         Constructive Ownership. The term "Constructive Ownership" shall mean ownership of shares of Capital Stock by a Person, whether the interest in shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include any interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

         ERISA Investor. The term "ERISA Investor" shall mean any holder of shares of Capital Stock that is (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),
(ii) a plan as defined in Section 4975(e) of the Code (any such employee benefit plan or "plan" described in clause (i) or this clause (ii) being referred to herein as a "Plan"), (iii) a trust which was established pursuant to a Plan, or a nominee for such trust or Plan, or (iv) an entity whose underlying assets include assets of a Plan by reason of such Plan's investment in such entity.

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         Excepted Holder. The term "Excepted Holder" shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 2.7 of this Article VI.

         Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that (and only so long as) the affected Excepted Holder complies with all of the requirements established by the Board of Directors pursuant to
Section 2.7 of this Article VI, and subject to adjustment pursuant to Section
2.8 of this Article VI, the percentage limit established by the Board of Directors pursuant to Section 2.7 of this Article VI.

         Initial Date. The date upon which the Articles of Amendment and Restatement containing this Article VI are filed with the State Department of Assessments and Taxation of Maryland.

         Market Price. The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such shares of Capital Stock on such date.

         NYSE. The term "NYSE" shall mean the New York Stock Exchange, Inc.

         Ownership Limit. The term "Ownership Limit" shall mean (i) with respect to shares of Common Stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation; and (ii) with respect to any class or series of shares of Preferred Stock or other stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock or other stock of the Corporation.

         Person. The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

         Prohibited Owner. The term "Prohibited Owner" shall mean any Person who, but for the provisions of Section 2.1 of this Article VI, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of shares of Capital Stock that the Prohibited Owner would have so owned.

         Publicly Offered Securities. The term "Publicly Offered Securities" shall have the meaning provided in 29 C.F.R Section 2510.3-101(b)(2), or any successor regulation thereto.

         Restriction Termination Date. The term "Restriction Termination Date" shall mean the first day after the Initial Date on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive

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Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.

         Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event (or any agreement to take any such actions or cause any such events) that causes any Person to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock or the right to vote or receive dividends on shares of Capital Stock, including without limitation, (a) a change in the capital structure of the Corporation, (b) a change in the relationship between two or more Persons which causes a change in ownership of shares of Capital Stock by application of either Section 544 of the Code, as modified by Section 856(h) of the Code or
Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code, (c) the grant or exercise of any option or warrant (or any disposition of any option or warrant, or any event that causes any option or warrant not theretofore exercisable to become exercisable), pledge, security interest or similar right to acquire shares of Capital Stock, (d) any disposition of any securities or rights convertible into or exchangeable for shares of Capital Stock or any interest in shares of Capital Stock or any exercise of any such conversion or exchange right, and (e) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of shares of Capital Stock. For purposes of this Article VI, the right of a limited partner in Ashford Hospitality Limited Partnership (or any successor thereto), to require the partnership to redeem such limited partner's units of limited partnership interest pursuant to Section 7.4 of the Agreement of Limited Partnership of Ashford Hospitality Limited Partnership shall not be considered to be an option or similar right to acquire shares of Capital Stock of the Corporation so long as such Section 7.4 is not amended in a manner that would grant to a limited partner a legal right to require that either Ashford Hospitality Limited Partnership (or any successor thereto) or the Corporation issue to such limited partner shares of Capital Stock and so long as the restrictions in Section 7.4 of such Agreement apply to the exercise of the rights set forth in such Section
7.4. The terms "Transferring" and "Transferred" shall have the correlative meanings.

         Section 2. Restrictions on Ownership and Transfer of Shares.

                  Section 2.1 Ownership Limitations. During the period commencing on the Initial Date and ending at the close of business on the Restriction Termination Date:

                  (a) Basic Restrictions.

                           (i) (1) No Person, other than an Excepted Holder,
                  shall Beneficially Own shares of Capital Stock in excess of the Ownership Limit, and (2) no Excepted Holder shall Beneficially Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

                           (ii) No Person shall Beneficially Own or
                  Constructively Own shares of Capital Stock to the extent that
                  (1) such Beneficial Ownership of shares of Capital Stock would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), (2) such Constructive Ownership would cause either the Corporation to be considered to constructively own after


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                  application of the constructive ownership rules of Section
                  856(d)(5) of the Code an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 856(c) of the Code or Ashford Hospitality Limited Partnership (or any successor thereto) to be considered to constructively own after application of the constructive ownership rules of Section 856(d)(5) of the Code, as modified by the rules of Section 7704(d) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 7704(d) of the Code, or (3) such Beneficial Ownership or Constructive Ownership of shares of Capital Stock would result in the Corporation otherwise failing to qualify as a REIT or Ashford Hospitality Limited Partnership (or any successor thereto) to fail to qualify as a partnership for federal income tax purposes.

                           (iii) No Person shall Transfer any shares of Capital
                  Stock if, as a result of the Transfer, the outstanding shares of all classes and series of Capital Stock would be Beneficially Owned by less than 100 Persons (determined without reference to the rules of attribution under Section 544 of the Code). Subject to Section 5 of this Article VI and notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) that, if effective, would result in outstanding shares of all classes and series of Capital Stock being Beneficially Owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

                  (b) Transfer in Trust. If any Transfer of shares of Capital Stock (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 2.1(a)(i) or 2.1(a)(ii) of this Article VI, as applicable,

                           (i) then that number of shares of Capital Stock the
                  Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 2.1(a)(i) or 2.1(a)(ii) (rounded upward to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in
                  Section 3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

                           (ii) if the transfer to the Charitable Trust
                  described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 2.1(a)(i) or 2.1(a)(ii), as applicable, then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 2.1(a)(i) or 2.1(a)(ii), as applicable, shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

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                  Section 2.2 Remedies for Breach. If the Board of Directors or
         any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 2.1 of this Article VI or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of
         Section 2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section
         2.1 shall automatically result in the transfer to the Charitable Trust described above, and, where applicable under Section 2.1(b)(ii), such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

                  Section 2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 2.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or ownership on the Corporation's status as a REIT.

                  Section 2.4 Owners Required To Provide Information. During the period commencing on the Initial Date and ending at the close of business on the Restriction Termination Date:

                  (a) Every stockholder of record of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares Beneficially Owned, and a description of the manner in which such shares of Capital Stock are held; provided that a stockholder of record who holds outstanding shares of Capital Stock as nominee for another Person, which other Person is required to include in gross income the dividends received on such shares (an "Actual Owner"), shall give written notice to the Corporation stating the name and address of such Actual Owner and the number of shares of Capital Stock of such Actual Owner with respect to which the stockholder of record is nominee. Each such stockholder of record and each Actual Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

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                  (b) Each Person who is a Beneficial Owner or Constructive
         Owner of shares of Capital Stock and each Person (including the stockholder of record) who is holding shares of Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

                  Section 2.5 Remedies Not Limited. Subject to Section 5 of this
         Article VI, nothing contained in this Section 2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation's status as a REIT.

                  Section 2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 2, Section 3 or any definition contained in Section 1 of this Article VI, the Board of Directors shall have the power to determine the application of the provisions of this Section 2 or Section 3 with respect to any situation based upon the facts known to it. If Section 2 or 3 requires an action by the Board of Directors and the Charter of the Corporation fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 1, 2 or 3 of this Article VI.

                  Section 2.7  Exceptions.

                  (a) The Board of Directors, in its sole and absolute discretion, may grant to any Person who makes a request therefor an exception to the Ownership Limit (or one or more elements thereof) with respect to the ownership of any series or class of Capital Stock of the Corporation, subject to the following conditions and limitations: (A) the Board of Directors shall have determined that (x) assuming such Person would Beneficially Own or Constructively Own the maximum amount of shares of Common Stock and stock of the Corporation (other than Common Stock) permitted as a result of the exception to be granted and
         (y) assuming that all other Persons who would be treated as "individuals" for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would Beneficially Own or Constructively Own the maximum amount of shares of Common Stock and stock of the Corporation (other than Common Stock) permitted under this Article VI (taking into account any exception, waiver or exemption granted under this Section 2.7 to (or with respect to) such Persons), the Corporation would not be "closely held" within the meaning of Section 856(h) of the Code (assuming that the ownership of shares of Capital Stock is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT; and
         (B) such Person provides to the Board of Directors such representations and undertakings, if any, as the Board of Directors may, in its sole and absolute discretion, determine to be necessary in order for it to make the determination that the conditions set forth in clause (A) above of this Section 2.7(a) have been and/or will continue to be satisfied (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership or Constructive Ownership of one or more other classes or series of shares of Capital Stock not subject to the exception), and such Person agrees that any violation of such

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         representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 2 of this Article VI with respect to shares of Capital Stock held in excess of the Ownership Limit or the Excepted Holder Limit (as may be applicable) with respect to such Person (determined without regard to the exception granted such Person under this subparagraph (a)). If a member of the Board of Directors requests that the Board of Directors grant an exception pursuant to this subparagraph (a) with respect to such member, or with respect to any other Person if such member would be considered to be the Beneficial Owner or Constructive Owner of shares of Capital Stock owned by such other Person, such member of the Board of Directors shall not participate in the decision of the Board of Directors as to whether to grant any such exception.

                  (b) In addition to exceptions permitted under subparagraph (a) above, the Board of Directors, in its sole and absolute discretion, may grant to any Person who makes a request therefor (a "Requesting Person") an exception from the Ownership Limit (or one or more elements thereof) if:

                           (i) such Person submits to the Board of Directors
                  information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that such Requesting Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code);

                           (ii) such Requesting Person submits to the Board of
                  Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own shares of Capital Stock in excess of the Ownership Limit by reason of the Requesting Person's ownership of shares of Capital Stock in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b);

                           (iii) such Requesting Person submits to the Board of
                  Directors information satisfactory to the Board of Directors, in its reasonable discretion, demonstrating that neither clause (2) nor clause (3) of subparagraph (a)(ii) of Section
                  2.1 will be violated by reason of the Requesting Person's ownership of shares of Capital Stock in excess of the Ownership Limit pursuant to the exception granted under this subparagraph (b); and

                           (iv) such Requesting Person provides to the Board of
                  Directors such representations and undertakings, if any, as the Board of Directors may, in its sole and absolute discretion, require to ensure that the conditions in clauses
                  (i), (ii) and (iii) hereof are satisfied and will continue to be satisfied throughout the period during which such Requesting Person owns shares of Capital Stock in excess of the Ownership Limit pursuant to any exception thereto granted under this subparagraph (b), and such Requesting Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 2 of this Article VI with

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                  respect to shares of Capital Stock held in excess of the
                  Ownership Limit with respect to such Requesting Person (determined without regard to the exception granted such Requesting Person under this subparagraph (b)).

                  (c) Prior to granting any exception or exemption pursuant to subparagraph (a) or (b), the Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; provided, however, that the Board of Directors shall not be obligated to require obtaining a favorable ruling or opinion in order to grant an exception hereunder.

                  (d) Subject to Section 2.1(a)(ii), an underwriter that participates in a public offering or a private placement of shares of Capital Stock (or securities convertible into or exchangeable for shares of Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for shares of Capital Stock) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement; and provided, that the ownership of shares of Capital Stock by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation's failing to qualify as a REIT. In this regard, at no time may either (x) an underwriter, or (y) any Person who would Constructively Own shares of Capital Stock owned by an underwriter Constructively Own, concurrently, 10% or more of the outstanding securities of any class or series of (i) the Corporation and any tenant or lessee of the Corporation, or (ii) the Corporation and any Person that would be considered to Constructively Own or Beneficially Own 10% or more of any tenant or lessee of the Corporation.

                  (e) The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

                  Section 2.8 Increase or Decrease in Ownership Limit. The Board of Directors may from time to time increase or decrease the Ownership Limit, subject to the limitations provided in this Section 2.8.

                  (a) Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such change shall be effective immediately); and further, any decrease may be made only to ensure the Corporation's status as a REIT.

                  (b) The Ownership Limit may not be increased if, after giving effect to such increase, five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all of the

         Excepted Holders), could Beneficially Own, in the aggregate, more than 49.5% of the value of the outstanding shares of Capital Stock.

                  (c) Prior to the modification of the Ownership Limit pursuant to this Section 2.8, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT if the modification in the Ownership Limit were to be made.

                  Section 2.9 Legend. Each certificate for shares of Capital Stock (or securities exercisable for or convertible into shares of Capital Stock) shall bear substantially the following legend:

              The shares of Capital Stock represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer primarily for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock of the Corporation in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of shares of Capital Stock other than Common Stock, no Person may Beneficially Own or Constructively Own more than 9.8 percent (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of such stock of the Corporation (collectively, (i) and (ii) are referred to herein as the "Ownership Limit"), unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, would cause either the Corporation to be considered to constructively own after application of the constructive ownership rules of Section 856(d)(5) of the Code an interest in a tenant that is described in
              Section 856(d)(2)(B) of the Code for purposes of applying Section 856(c) of the Code or Ashford Hospitality Limited Partnership (or any successor thereto) to be considered to constructively own after application of the constructive ownership rules of Section 856(d)(5) of the Code, as modified by the rules of Section 7704(d) of the Code, an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 7704(d) of the Code, or otherwise would cause the Corporation to fail to qualify as a REIT under the Code; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in shares of Capital Stock of the Corporation being owned by fewer than 100 Persons. An "Excepted Holder" means a stockholder of the Corporation for whom an Excepted

              Holder Limit is created by the Board of Directors. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit (except as otherwise provided in the Charter of the Corporation) of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in violation of the Transfer restrictions described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such shares of Capital Stock. All capitalized terms in this legend have the meanings defined in the Corporation's charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.

         Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

         Section 3. Transfer of Shares of Capital Stock in the Corporation.

                  Section 3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 2.1(b) that would result in a transfer of shares of Capital Stock to a Charitable Trust, such shares of Capital Stock shall be deemed to have been transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries (except to the extent otherwise provided in Section 3.5). Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to any purported Transfer or other event that otherwise results in the transfer to the Charitable Trust pursuant to
         Section 2.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 3.7.

                  Section 3.2 Status of Shares of Capital Stock Held by the Charitable Trustee. Shares of Capital Stock held by the Charitable Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares of Capital Stock held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares of Capital Stock held in trust by the Charitable Trustee (except to the extent otherwise provided in Section 3.5), shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Charitable Trust. The

         Prohibited Owner shall have no claim, cause of action or other recourse whatsoever against the purported transferor of such shares of Capital Stock.

                  Section 3.3 Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary (except to the extent otherwise provided in Section 3.5). Any dividend or other distribution paid prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee shall be paid with respect to such shares of Capital Stock to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Charitable Trust and, subject to Maryland law, effective as of the date that shares of Capital Stock have been transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible action, then the Charitable Trustee shall not have the power to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that shares of Capital Stock have been transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes of stockholders.

                  Section 3.4 Rights Upon Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding up of or any distribution of the assets of the Corporation, the Charitable Trustee shall be entitled to receive, ratably with each other holder of shares of Capital Stock of the class or series of shares of Capital Stock that is held in the Charitable Trust, that portion of the assets of the Corporation available for distribution to the holders of such class or series (determined based upon the ratio that the number of shares of such class or series of shares of Capital Stock held by the Charitable Trustee bears to the total number of shares of Capital Stock of such class or series of shares of Capital Stock then outstanding). The Charitable Trustee shall distribute any such assets received in respect of the shares of Capital Stock held in the Charitable Trust in any liquidation, dissolution or winding up or distribution of the assets of the Corporation, in accordance with Section 3.5.

                  Section 3.5 Sale of Shares by Charitable Trustee.

                  (a) Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Charitable Trust, the Charitable Trustee of the Charitable Trust shall sell the shares of Capital Stock held in the Charitable Trust

         (together with the right to receive dividends or other distributions with respect to such shares of Capital Stock as to any shares of Capital Stock transferred to the Charitable Trustee as a result of the operation of Section 2.1(b)) to a person, designated by the Charitable Trustee, whose ownership of the shares of Capital Stock will not violate the ownership limitations set forth in Section 2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 3.5.

                  (b) A Prohibited Owner shall receive the lesser of (1) the net price paid by the Prohibited Owner for the shares of Capital Stock or, if the Prohibited Owner did not give value for the shares of Capital Stock in connection with the event causing the shares of Capital Stock to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in the Charitable Trust, and (2) the net sales proceeds per share received by the Charitable Trustee from the sale or other disposition of the shares of Capital Stock held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Charitable Trustee, such shares of Capital Stock are sold by a Prohibited Owner, then (i) such shares of Capital Stock shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares of Capital Stock that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 3.5, such excess shall be paid to the Charitable Trustee upon demand.

                  Section 3.6 Purchase Right in Shares of Capital Stock Transferred to the Charitable Trustee. Shares of Capital Stock transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Charitable Trust (or, in the case of a devise, gift or other such transaction, the Market Price of the shares of Capital Stock on the day of the event causing the shares of Capital Stock to be held in the Charitable Trust) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the shares of Capital Stock held in the Charitable Trust pursuant to Section 3.5. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares of Capital Stock sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

                  Section 3.7 Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Corporation shall designate from time to time one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (i) shares of Capital Stock held in the Charitable Trust would not violate the restrictions set forth in Section 2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Sections 501(c)(3), 170(b)(1)(A) or

         170(c)(2) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         Section 4. Restrictions on Ownership and Transfer of Shares of Capital Stock by Benefit Plans.

                  Section 4.1 Ownership Limitations. Notwithstanding any other provisions herein, if and to the extent that any class or series of shares of Capital Stock do not constitute Publicly Offered Securities, then Benefit Plan Investors may not, on any date, hold, individually or in the aggregate, 25 percent or more of the value of such class or series of shares of Capital Stock. For purposes of determining whether Benefit Plan Investors hold, individually or in the aggregate, 25 percent or more of the value of such class or series of shares of Capital Stock, the value of shares of Capital Stock of such class held by any director or officer of the Corporation, or any other Person who has discretionary authority or control with respect to the assets of the Corporation, or any Person who provides investment advice for a fee to the Corporation in connection with its assets, or an "affiliate" of such person, as defined in 29 C.F.R. Section 2510.3-101(f)(3), or any successor regulation thereto, shall be disregarded.

                  Section 4.2 Remedies for Violations by Benefit Plan Investors. If the Board of Directors or any duly authorized committee thereof shall at any time determine in good faith that (i) a Transfer or other event has taken place that results in a violation of Section 4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor or (ii) that a Person intends to acquire or has attempted to acquire or hold shares of Capital Stock in a manner that will result in a violation of Section
         4.1 or will otherwise result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, the Board of Directors or a committee thereof shall take such action as it deems advisable to mitigate, prevent or cure the consequences that might result to the Corporation from such Transfer or other event, including without limitation, refusing to give effect to or preventing such Transfer or event through redemption of such shares of Capital Stock or refusal to give effect to the Transfer or event on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event.

                  Section 4.3 Information on Benefit Plan Status. Any Person who acquires or attempts or intends to acquire or hold shares of Capital Stock shall provide to the Corporation such information as the Corporation may request in order to determine whether such acquisition or holding has resulted or will result in a violation of Section 4.1 or otherwise has resulted or will result in the underlying assets and property of the Corporation becoming assets of any ERISA Investor, including the name and address of any Person for whom a nominee holds shares of Capital Stock and whether the underlying assets of such Person include assets of any Benefit Plan Investor.

         Section 5. NYSE TRANSACTIONS. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction takes place shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

         Section 6. ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

         Section 7. NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

         Section 8. ENFORCEABILITY. If any of the restrictions on transfer of shares of Capital Stock contained in this Article VI are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Prohibited Owner may be deemed, at the option of the Corporation, to have acted as an agent of the Corporation in acquiring such shares and to hold such shares on behalf of the Corporation.

         Section 9. AMENDMENTS. Notwithstanding any other provisions of the MGCL or the Charter of the Corporation to the contrary, the affirmative vote of stockholders holding at least two-thirds of all of the votes entitled to be cast thereon shall be required to amend, alter, change, repeal, or adopt any provisions inconsistent with, the provisions of this Article VI.

                                   ARTICLE VII
                                    DIRECTORS

         Section 1. GENERAL. All powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         Section 2. ELECTION OF DIRECTORS. Directors of the Corporation shall be elected by a plurality of the votes cast at any meeting of stockholders at which directors are to be elected and at which a quorum is present. Election of directors need not be by written ballot.

         Section 3. NUMBER AND TERMS OF DIRECTORS. The number of directors of the Corporation shall initially be fixed at two (2), which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for a term of one year and until his successor shall be elected and shall qualify or until his earlier resignation or removal. The names of the directors who shall serve until the first annual meeting of stockholders or until their successors are duly elected and qualify are:

                   Archie Bennett, Jr., Chairman of the Board
                   Montgomery J. Bennett

         Section 4. NOMINATIONS OF DIRECTOR CANDIDATES. Advance notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

         Section 5. COMMITTEES. Subject to the MGCL, the directors may establish such committees as they deem appropriate, in their discretion.

         Section 6. VACANCIES. Subject to the provisions of the MGCL, any vacancy occurring in the Board of Directors, including any vacancy created by reason of any increase in the number of directors or resulting from death, resignation, disqualification, removal or other cause, may be filled by the affirmative vote of a majority of the remaining directors then in office, even though there may be less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship so created or of the directorship with respect to which such vacancy occurred, as the case may be, and until such director's successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. In the event of vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

         Section 7. RESIGNATION. Any director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Corporation of such written notice or upon any future date specified in the notice.

         Section 8. VOTING. At all meetings of the Board of Directors or of any committee of the Board of Directors, except as otherwise provided for by law, this Charter or the Bylaws, any action required or permitted to be taken by the Board of Directors shall be by the affirmative vote of a majority of the directors then present for quorum purposes; provided, however, that a majority of the disinterested directors shall approve any transaction or agreement involving the Corporation, its wholly-owned subsidiaries or Ashford Hospitality Limited Partnership and a director or officer of the Corporation or an Affiliate or Associate of any director or officer of the Corporation. The proviso in the preceding sentence, however, shall not apply to the fixing by the Board of Directors of reasonable compensation for a director.

         Section 9. DETERMINATIONS BY THE BOARD OF DIRECTORS. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

         Section 10. BUSINESS COMBINATION STATUTE. Notwithstanding any other provision of these Articles of Amendment and Restatement or any contrary provision of law, the Maryland

Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Corporation and any Person.

         Section 11. CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of these Articles of Amendment and Restatement or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of securities of the Corporation by any Person.

         Section 12. UNSOLICITED TAKEOVERS. Notwithstanding any other provision of these Articles of Amendment and Restatement or any contrary provision of law, Title 3, subtitle 8 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to the Corporation.

                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

         Section 1. LIMITATION OF DIRECTOR LIABILITY. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article VIII, nor the adoption or amendment of any other provision of this Charter or the Bylaws inconsistent with this Article VIII shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE IX
                                 INDEMNIFICATION

         The Corporation (a) shall indemnify its directors to the fullest extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws and
(b) may indemnify its officers to the extent it shall deem appropriate and as shall be authorized by the Board of Directors, consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                                    ARTICLE X
                               AMENDMENT OF BYLAWS

         The Bylaws of the Corporation may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of the entire Board of Directors or by a vote of a majority of the voting power of the common stock of the Corporation.

                                   ARTICLE XI
                     AMENDMENT OF ARTICLES OF INCORPORATION

         The Corporation reserves the right from time to time to make any amendment of this Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any of its outstanding stock.

                                   ARTICLE XII
                                   DEFINITIONS

         Except as otherwise defined in Article VI, for purposes of this Charter, the following terms shall have the following meanings:

         "Affiliate" and "Associate" shall have the respective meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any subsequent provisions replacing such Act, rules and regulations.

         "Business Day" shall mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

         "Group Acting in Concert" shall mean Persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any group of Persons as described under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (or any subsequent provisions replacing such Act or the rules and regulations promulgated thereunder). When Persons act together for any such purpose, their group is deemed to have acquired their stock as a "Group Acting in Concert".

         "Person" shall mean an individual or Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization, or any other association or entity.

         THIRD: The foregoing Articles of Amendment and Restatement of the Charter, and the amendment set forth therein, were duly advised by the Board of Directors, and approved by the stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the Charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VII of the foregoing amendment and restatement of the Charter. The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                      -21-
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         IN WITNESS WHEREOF, the Corporation has caused these Articles of
Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of __________, 2003.

                                       ASHFORD HOSPITALITY TRUST, INC.

                                       By:
                                           -------------------------------------
                                           Montgomery J. Bennett
                                           President and Chief Executive Officer

                  ATTEST:

                  By:
                      --------------------------
                      David A. Brooks, Secretary